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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


          The undersigned does hereby constitute and appoint Bruce Mason and Terry M. Ashwill, and each of them, his attorney-in-fact for the purpose of signing in his name and on his behalf as a director of True North Communications Inc. (the "Company"), the Company's Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934 and any other registration statement filed during 1996 for the registration under the Securities Act of 1933 of Common Stock of the Company, including the associated Preferred Stock Purchase Rights, to be issued or sold in connection with the Company's Stock Option or Stock Purchase Plans, and of signing any and all amendments to said registration statement and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.

Dated:  March 21, 1996

/s/ John B. Balousek                /s/ J. Brendan Ryan
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    John B. Balousek                    J. Brendan Ryan


/s/ Gregory W. Blaine               /s/ William A. Schreyer
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    Gregory W. Blaine                   William A. Schreyer


/s/ Richard S. Braddock             /s/ Louis E. Scott
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    Richard S. Braddock                 Louis E. Scott


/s/ Laurel Cutler                   /s/ Stephen T. Vehslage
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    Laurel Cutler                       Stephen T. Vehslage


/s/ Maurice Levy                    /s/ Craig R. Wiggins
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    Maurice Levy                        Craig R. Wiggins


/s/ Newton N. Minow
- ------------------------
    Newton N. Minow